Exhibit 24.1

THIRD POINT REINSURANCE LTD.
Power of Attorney
WHEREAS, THIRD POINT REINSURANCE LTD., a Bermuda exempted company (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, together with any and all exhibits, documents and other instruments and documents necessary, advisable or appropriate in connection therewith, including any amendments thereto (the “Form 10-K”);
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher S. Coleman and Tonya L. Marshall, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, the Form 10-K and any or all amendments to the Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as the date set forth below

Signature	Title	Date
/s/ Christopher L. Collins Christopher L. Collins	Director	February 25, 2014
/s/ Steven E. Fass Steven E. Fass	Director	February 25, 2014
/s/ Rafe de la Gueronniere Rafe de la Gueronniere	Director	February 25, 2014
/s/ Mary R. Hennessy Mary R. Hennessy	Director	February 25, 2014
/s/ Neil McConachie Neil McConachie	Director	February 25, 2014
/s/ Mark Parkin Mark Parkin	Director	February 25, 2014
/s/ William Spiegel William Spiegel	Director	February 25, 2014
/s/ Joshua L. Targoff Joshua L. Targoff	Director	February 25, 2014

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